Exhibit 1

Companies Registry	Form D2 Notification of Changes of Secretary and Directors

Company Number

627771

1	Company Name
CLP Holdings Limited

2	Type of Change

*☐	Resignation or cessation	☑	New appointment
		☐	Change of particulars

3	Details of Change

(Note 2)	A.	Resignation or cessation (Use Continuation Sheet A if more than 1 resignation or cessation)

*☐	Secretary	☐	Director	☐	Alternate Director

Name	--

	Surname	Other names

Identification
a	Hong Kong Identity Card or Company Number	-	-

		I.D. Card Number	Company Number

b	Overseas Passport	-	-

		Number	Issuing Country

Date of Resignation or Cessation		DD MM YYYY

		- - -	-

		Date	Alternate To

* Please tick the relevant box(es)

Presentor’s Name and Address	For Official Use

April Chan 147 Argyle Street, Kowloon, Hong Kong.

Second revision to Specification No. 1/97 (Amendment No. 1/99)

Notification of Changes of Secretary and Directors	Company Number

627771

3	Details of Change (cont’d)

(Note 3 & 4)	B	Appointment / Change of particulars (Use Continuation Sheet B if more than 1 director / secretary is involved)

Brief Description	Effective Date(s)

Appointment of Director	04	08	2003

	DD	MM	YYYY

Existing Name	-

Name/New Name	Lee Yui Bor

Surname Other names

-

Alias (if any)

-

Previous Names

Address	Flat D, 6/F., Glory Heights, 52 Lyttelton Road, Hong Kong

Identification
a	Hong Kong Identity Card or Company Number	B945173(6)	-

		I.D. Card Number	Company Number
b	Overseas Passport	-	-

		Number	Issuing Country

This Notification includes      0      Continuation Sheet A and      0      Continuation Sheet B.

Signed:	/s/ April Chan

(Name):	(April Chan – Deputy Company Secretary) ~~Director~~/Secretary/~~Manager/ Authorized Representative~~*	Date:	12 August 2003

* Delete whichever does not apply